POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints Joseph Kennedy and William OConnor, and each of them signing singly, his true and lawful attorney-in-fact to:

(1) to execute for and on behalf of the undersigned, in the undersigneds capacity as a Director of Eyetech Pharmaceuticals, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Act of 1934, as amended (the Exchange Act), and the rules thereunder:

(2) do and perform any and all acts on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, Form 4 or Form 5 and the timely filing of such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney- in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of, and transactions in, securities issued by Eyetech Pharmaceuticals, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11st day of May, 2005.


                                By:  /s/ Henry Simon
                                     ---------------
                                     Director